UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2002

Pinnacle Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24773	65-0652634

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (941) 364-8886

(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership

     As previously reported by Pinnacle Holdings Inc. (“Pinnacle”) by means of an 8-K it filed on May 22, 2002, on May 21, 2002, Pinnacle and certain of its wholly owned subsidiaries, Pinnacle Towers Inc. (“PTI”), Pinnacle Towers III Inc. and Pinnacle San Antonio LLC (collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case Nos. 02-12477 and 02-12482 through 02-12484).

     On July 30, 2002, the Bankruptcy Court entered an order (the “First Confirmation Order”) confirming the Debtors’ first amended joint plan of reorganization plan (the “First Amended Plan”). A copy of the First Confirmation Order and the First Amended Plan were previously filed as exhibits to Pinnacle’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2002 (the “Original 8-K”), and incorporated herein by reference. A description of the First Amended Plan is set forth in the First Amended Disclosure Statement (the “First Amended Disclosure Statement”), previously filed as an exhibit to the Original 8-K, and incorporated herein by reference.

     On September 18, 2002, the Debtors filed an amendment to the First Amended Disclosure Statement and the First Amended Plan (the “Second Amended Plan”), previously filed as an exhibit to Pinnacle’s Current Report on Form 8-K/A, filed with the SEC on September 25, 2002 (the “Amended 8-K”), and incorporated herein by reference. On October 9, 2002, the Bankruptcy Court entered an order confirming the Second Amended Plan (the “Second Confirmation Order”) which is attached hereto as Exhibit 99.3, and incorporated herein by reference..

     The following discussion relates to the Second Amended Plan as confirmed by the Second Confirmation Order:

     In connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, dated as of April 25, 2002 (the “Purchase Agreement”), among Pinnacle, PTI, Fortress Registered Investment Trust (“Fortress”) and Greenhill Capital Partners, L.P. (“Greenhill”, and together with Fortress, the “Investors”), Pinnacle will be merged into a newly formed Delaware corporation formed by the Investors (“New Pinnacle”) with New Pinnacle being the surviving corporation. As previously announced, under the terms of the Purchase Agreement, Fortress will purchase up to approximately 13,735,000 shares of common stock of New Pinnacle (the “Fortress Shares”) and Greenhill will purchase up to approximately 6,765,000 shares of common stock of New Pinnacle (the “Greenhill Shares”, and together with the Fortress Shares, the “Investor Shares”). The Purchase Agreement provides for the cancellation of the 10% Senior Discount Notes due 2008 (the “Senior Notes”) in exchange for up to $114.0 million (or $350.77 per $1,000 par value bond) in cash or, at the holder’s election, a combination of cash and up to 49.9% of New Pinnacle’s outstanding common stock. The number of Investor Shares (and hence their cash investment) will be proportionately decreased by the number of shares purchased by holders of the Senior Notes.

     The Purchase Agreement also provides for the cancellation of the 51/2% Convertible Subordinated Note due 2007 (the “Convertible Notes”) in exchange for up to $500,000 in cash and five-year warrants to purchase up to approximately 205,000 shares of New Pinnacle’s common stock at approximately two times the price of the Investor Shares. The Convertible Note holders can double this amount to a total of $1.0 million in cash and warrants to purchase 410,000 shares, representing approximately 2% of New Pinnacle’s equity capitalization, if the Convertible Note holders agree to give certain releases. The Purchase Agreement further provides for cancellation of the outstanding shares of Pinnacle common stock. Former stockholders and plaintiffs in a stockholder class action shall receive five-year warrants to purchase up to 102,500 shares of New Pinnacle common stock (representing approximately 1/2% of New Pinnacle’s equity capitalization) at approximately two times the price of the Investor Shares. This amount can be doubled to 205,000 shares, representing approximately 1% of New Pinnacle’s capitalization, if the stockholders agree to give certain releases. Trade and other creditors will be paid in full in the ordinary course.

     The Second Amended Plan no longer contemplates an approximately $340.0 million new credit facility. Rather, under the Second Amended Plan, Pinnacle’s existing senior credit facility lenders will be paid approximately $95.0 million in cash, with the balance of the full amount owed to them incorporated into an amended and restated credit facility that will consist of a three year secured term loan of $275.0 million and a secured revolving credit facility of up to $30.0 million. In addition to the capital contribution of the Investors discussed above, the transaction will be financed by proceeds from certain asset sales, or a subordinated bridge loan from the Investors of up to $4.0 million (if such asset sale proceeds are not available), and up to $11.0 million of Pinnacle’s cash on hand. It is currently contemplated that the principal terms and conditions of such loans will be consistent with the term sheet previously filed as an exhibit to the Amended 8-K, and incorporated herein by reference.

     As of October 17, 2002, 48,589,444 shares of the current common stock of Pinnacle were issued and outstanding. Assuming the consummation of the transactions contemplated by the Purchase Agreement, based on current estimates, New Pinnacle would issue (1) approximately 20,500,000 shares of New Pinnacle common stock; (2) warrants exercisable for approximately 3% of the outstanding shares of New Pinnacle common stock; and (3) stock options exercisable for approximately 10% of the outstanding shares of New Pinnacle common stock to certain management employees of New Pinnacle.

     Information as to assets and liabilities of Pinnacle as of September 30, 2002, is attached hereto as Exhibit 99.5, and incorporated herein by reference. This information is preliminary, unaudited and unreviewed by Pinnacle’s independent auditors and subject to finalization.

     Pinnacle issued a related press release on October 10, 2002 which is attached hereto as Exhibit 99.6, and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

2.1	Debtors’ Amended Joint Plan of Reorganization, dated June 27, 2002 (1)

2.2	Amendment to Debtors’ First Amended Disclosure Statement and First Amended Joint Plan of Reorganization (2)

99.1	Confirmation Order Confirming Debtors’ Joint Reorganization Plan (1)

99.2	Debtors’ First Amended Disclosure Statement, dated June 27, 2002 (1)

99.3	Second Confirmation Order

99.4	Term Sheet (2)

99.5	Statement of Assets and Liabilities of Pinnacle as of September 30, 2002

99.6	Press Release, dated October 10, 2002

(1)	Incorporated by reference from Pinnacle’s Current Report on Form 8-K filed with the SEC on August 14, 2002.

(2)	Incorporated by reference from Pinnacle’s Current Report on Form 8-K/A filed with the SEC on September 25, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE HOLDINGS INC. (Registrant)

By: /s/ William T. Freeman

Date: October 23, 2002	William T. Freeman, Chief Financial Officer and Vice President

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